Exhibit 99.1

Steel Excel Inc. Board Approves Effective Date for Reverse/Forward Stock Split

White Plains, N.Y., June 6, 2014 – Steel Excel Inc. (Other OTC:SXCL) (the “Company”) today announced that its Board of Directors approved an effective time and date of 5:00 p.m. Eastern Time on June 18, 2014 (the “Effective Date”), at which the Company will effect a 1-for-500 reverse split (the “Reverse Split”), immediately followed by a 500-for-1 forward split (the “Forward Split,” and together with the Reverse Split the “Reverse/Forward Split”), of its common stock. The Company’s stockholders approved a proposal authorizing the Board of Directors to effect the Reverse/Forward Split at the Company’s 2014 annual stockholders meeting on May 27, 2014.

As a result of the Reverse Split, stockholders holding less than 500 shares (“Cashed Out Stockholders”) will receive a cash payment for all of their shares. Cashed Out Stockholders will receive a cash payment from Registrar and Transfer Company, the Company’s transfer agent, based on a per share price equal to the closing price of the Company’s common stock on the Effective Date. If a stockholder holds 500 or more shares immediately prior to the Reverse Split, no fractional share will be cashed out as a result of the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split. A stockholder owning 500 or more shares may nevertheless have those shares cashed-out if the stockholder holds shares in a combination of street name accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If a stockholder holding fewer than 500 shares wants to continue to hold common stock after the Reverse/Forward Split, such stockholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date: (A) purchase a sufficient number of shares so that such stockholder holds at least 500 of shares, or (B) if applicable, consolidate such stockholder's accounts so that such stockholder holds at least 500 of shares in one account.

Stockholders who hold their shares in brokerage accounts, also known as holding the shares in "street name," will not be required to take any action after the Reverse/Forward Split becomes effective.

Stockholders of record who hold physical stock certificates will receive instructions from the Company’s Transfer Agent, Registrar and Transfer Company. Stockholders should not send stock certificates to the Company. Stockholders should not destroy any stock certificates, nor should they submit any stock certificates until requested to do so by Registrar and Transfer Company.

About Steel Excel Inc.

Steel Excel Inc., through its two business segments, Energy and Sports, is committed to acquiring, strengthening and growing profitable businesses. The Energy segment provides drilling and production services to the oil and gas industry. The Sports segment provides event-based sports services and other health-related services.

The Company is based in White Plains, N.Y. (Other OTC: SXCL). Website: www.steelexcel.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects, and opportunities. The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our services; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change, and general economic conditions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2013, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact:

Steel Excel Inc.

James F. McCabe

Chief Financial Officer

212-520-2300

jmccabe@steelpartners.com